RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            NATIONAL FUEL GAS COMPANY

                            Dated: September 21, 1998


         The undersigned corporation, National Fuel Gas Company, certifies that it has adopted, pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act, the following restated certificate of incorporation which restates and integrates its certificate of incorporation, as heretofore restated and amended:

                                  ARTICLE FIRST
                                 Corporate Name

         The name of the corporation is NATIONAL FUEL GAS COMPANY.

                                 ARTICLE SECOND
                           Registered Office and Agent

         The location of this corporation's current registered office in the State of New Jersey is 830 Bear Tavern Road, West Trenton, New Jersey 08628. The name of the corporation's current registered agent at that address is Corporation Service Company.


                                  ARTICLE THIRD
                               Purpose and Objects

         The objects for which this corporation is formed are: to do all kinds of mining, manufacturing and trading business authorized by the laws of New Jersey; to transport goods and merchandise by land and water; to buy, sell, lease and improve lands; to build houses, structures, docks and piers; to lay and operate pipelines; to erect and operate telegraph and telephone lines and lines for conducting electricity; to enter into and carry out contracts of every kind pertaining to its business; to loan and borrow money; to purchase or otherwise acquire, hold, sell, assign and transfer shares of capital stock and bonds or other evidences of indebtedness of corporations, and to exercise all the privileges of ownership, including voting upon the stock so held; to carry on its business and have offices and agencies therefor in all parts of the world; and to hold, purchase, mortgage and convey real estate and personal property outside of the State of New Jersey.

                                 ARTICLE FOURTH
                                  Capital Stock

         The total authorized capital stock of this corporation shall consist of Ten Million (10,000,000) shares of Preferred Stock having the par value of One Dollar ($1.00) per share and Two Hundred Million (200,000,000) shares of Common Stock having the par value of One Dollar ($1.00) per share.

         The  designations  and  relative   rights,   powers,   preferences  and
limitations of the different classes of capital stock of this corporation are as follows:

         1.       Characteristics of Common Stock and Preferred Stock.

         The Board of Directors shall have the authority to amend this Certificate of Incorporation from time to time to divide the shares of the Preferred Stock into one or more series and to determine the designation, the number, and the special and relative rights, powers, preferences and limitations of the shares of each series so created. For illustrative purposes only, the forgoing power of the Board of Directors shall include, but shall not be limited to, the determination of the following terms:

         (a) the maximum number of shares to constitute each such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

         (b) whether the shares of each such series shall have voting rights and, if such shares are given voting rights, the terms of such voting rights, subject to the provisions of paragraph 7 hereof;

         (c) the dividend rate or rates, if any, on the shares of each such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock (including whether such dividends shall be participating or non-participating with respect to any other class or classes or any other series of capital stock), whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which any such dividends shall be cumulative;

         (d) whether the shares of each such series shall be subject to redemption, and, if made subject to redemption, the time or times, price or prices and other terms, limitations, restrictions or conditions of such redemption, including whether such redemption shall be made at the election of the corporation or the holders of such shares;

         (e) the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of each such series which the holders of shares of each such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, including whether such rights shall be limited or participating with respect to shares of any other class or classes or any other series of capital stock upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

         (f) whether or not the shares of each such series shall be subject to the operation of a retirement or sinking fund and, if so, the terms and provisions relative to the operation of such retirement or sinking fund;

         (g) whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of capital stock, or other securities, whether or not issued by the corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, the method, if any, of adjusting any such price or prices or rate or rates and whether such shares shall be convertible or exchangeable at the election of the corporation or the holders of such shares;

         (h) the limitations and restrictions, if any, to be effective while any shares of each such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or any other class or classes or any other series of capital stock of the corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of the corporation;

         (i) the conditions or restrictions, if any, to be effective while any shares of each such series are outstanding, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of the corporation; and

         (j) any other preference, relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article FOURTH or any amendment creating such series.

         Each share of Common Stock shall be equal in all respects to every other share of the Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

         2.       Dividends on Preferred Stock.

         No holder of outstanding shares of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than the dividends provided therefor pursuant to paragraph 1 hereof.

         3.       Redemption and Repurchase of Preferred Stock.

         If, on or before the redemption date with respect to any shares of any series of Preferred Stock that are subject to redemption, as fixed or determined pursuant to paragraph 1 hereof, this corporation shall deposit with a bank, trust company or other financial institution monies necessary for the redemption of such shares, then, notwithstanding that any certificate for such shares so redeemed shall not have been surrendered for cancellation, from and after such redemption date, all rights and preferences with respect to such shares so redeemed shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the monies so deposited, the amount payable upon redemption of such shares, without interest. Any such monies so deposited by this corporation and unclaimed at the end of six
(6) years from such redemption date shall be repaid to this corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to this corporation for the payment thereof.

         Nothing herein contained shall limit any legal right of this corporation to purchase or otherwise acquire any shares of the Preferred Stock to the extent permitted by law. All or any shares of Preferred Stock at any time redeemed, purchased or otherwise acquired by this corporation may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed of at any time or from time to time, to the extent and in the manner now or hereafter permitted by law.

         4.       Dividends on Common Stock.

         Subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of such dividends.

         5.       Distributions on Common Stock.

         In the event of any liquidation, dissolution or winding up of this corporation, and subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, all assets and funds of this corporation remaining after paying or providing for the payment of all creditors of this corporation shall be divided among and paid to the holders of the Common Stock according to their respective shares.

         6.       Preemptive Rights.

         No holder of shares of any stock of this corporation of any class now or hereafter authorized shall have any right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of this corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, certificates, securities, warrants or other instruments be unissued or issued and thereafter acquired by this corporation and whether such shares and other instruments be issued for cash, property, services, or by way of dividends or otherwise.

         7.       Voting Rights.

         At all meetings of the stockholders of this corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively except as otherwise expressly provided herein. The holders of shares of Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of this corporation nor to participate in any such meeting except as otherwise expressly provided herein or in any amendment creating a series of Preferred Stock and except for those purposes, if any, for which said rights cannot be denied or waived under mandatory provisions of law that shall be controlling. If, and to the extent that, the shares of any series of Preferred Stock are provided voting rights in accordance with the provisions hereof, including the provision of such voting rights in any amendment creating such series, each holder of shares of such series of Preferred Stock shall be entitled to one vote for each outstanding share of such shares of Preferred Stock held by such holder.

         8. Reclassification, etc.

         From time to time, and without limitation of other rights and powers of this corporation as provided by law, this corporation may reclassify its capital stock and may create or authorize one or more classes of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Common Stock or of any other class of stock of this corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of this corporation, upon such vote, given at a meeting called for that purpose, of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the Preferred Stock (or of any series thereof) required by the provisions of any amendment creating any series of Preferred Stock or by applicable law, if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of shares of Common Stock shall not be subject to amendment, alteration, change or repeal without such vote (given by written consent, or by vote at a meeting called for that purpose) of the holders of Common Stock as may be provided by law.

         9.       Consideration for Shares.

         To the extent permitted by law, this corporation may, at any time and from time to time, issue and dispose of any of the authorized and unissued shares of the Preferred Stock and Common Stock for such consideration as may be fixed by the Board of Directors, or as may be determined in accordance with a general formula established by the Board of Directors, or at not less than such minimum consideration as the Board of Directors may authorize.


                                  ARTICLE FIFTH
                              Business Combinations

         1. In addition to any approval required by law or by this Certificate of Incorporation, and any other provision of this Certificate of Incorporation notwithstanding, any Business Combination and any Substantial Stockholder effecting, proposing to effect or attempting to effect a Business Combination, shall meet and be subject to all of the following conditions:

         (a) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of other consideration to be received per share by the holders of shares of Common Stock in such Business Combination shall be not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) that a Substantial Stockholder paid for any shares of Common Stock acquired by the Substantial Stockholder after it acquired a 5% Interest.

         (b) The consideration to be received by the holders of shares of Common Stock in such Business Combination shall be either cash or the same form as the consideration paid by the Substantial Stockholder for shares of Common Stock acquired by the Substantial Stockholder after it acquired a 5% Interest. If the Substantial Stockholder has acquired shares of Common
                  Stock after the Substantial Stockholder has acquired a 5% Interest, using more than one form of consideration, the form of consideration to be received by the holders of shares of Common Stock shall be either cash or the form used to acquire the largest number of shares of Common Stock after the Substantial Stockholder has acquired a 5% Interest.

         (c) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall have been mailed to all holders of shares of Common Stock for the purpose of soliciting stockholder approval of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by two-thirds of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of shares of Common Stock other than the Substantial Stockholder. Such investment banking firm shall be selected by two-thirds of the Continuing Directors, shall be furnished with all information it reasonably requests and shall be paid by this corporation a reasonable fee for its services upon receipt by this corporation of such opinion.

         2. For purposes of this Article FIFTH, two-thirds of the Continuing Directors shall have the power to determine in good faith, on the basis of information known to them, (a) the number of shares of Common Stock beneficially owned by any Person, the time at which any Person acquired a 5% Interest, the highest per share price paid by a Substantial Stockholder for any shares of Common Stock acquired by the Substantial Stockholder after it acquired a 5% Interest, and, subject to subparagraph 4(f) of this Article FIFTH, the Fair Market Value of the securities or other property exchanged in connection with the transactions described in subparagraphs 4(d)(ii) and (d)(iii), respectively, of this Article FIFTH, (b) whether a Person is an affiliate or associate of another, (c) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph 4(c) of this Article FIFTH, and (d) whether the transactions described in subparagraphs (d)(ii) and
(iii), respectively, of paragraph 4 of this Article FIFTH constitute Business Combinations.

         3. Nothing contained in this Article FIFTH shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

         4. For the purposes of this Article FIFTH:

         (a) An "Affiliate" of, or a Person "affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

         (b) The term "Associate", when used to indicate a relationship with any Person, means (1) any corporation or other organization (other than this corporation or a Subsidiary) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities thereof, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or who is a director, officer or partner of a corporation or other organization of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities thereof.

         (c) A Person shall be the "beneficial owner" of any shares of Common Stock:

                   (i) with respect to which such Person or any of its Affiliates or Associates directly or indirectly has or shares (a) voting power, including the power to vote or to direct the voting of such shares of Common Stock and/or (b) investment power, including the power to dispose of or to direct the disposition of such shares of Common Stock, or

                  (ii) that such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or
                        (b) the right to vote pursuant to any agreement, arrangement or understanding, or

               (iii) that are beneficially owned, directly or indirectly, by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

Notwithstanding the foregoing, a member of a national securities exchange shall not be deemed to be a beneficial owner of shares of Common Stock held directly or indirectly by it on behalf of another Person solely because such member is the record holder of such shares of Common Stock, and pursuant to the rules of such exchange, may direct the vote of such shares of Common Stock, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the shares of Common Stock to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction.

         (d)      "Business Combination" shall mean:

                   (i) any merger, consolidation or share exchange of this corporation or any Subsidiary with or into (a) any Substantial Stockholder or (b) any other corporation (whether or not itself a Substantial Stockholder) which, after such merger or consolidation, would be an Affiliate of a Substantial Stockholder, or

                   (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Stockholder or an Affiliate of a Substantial Stockholder of any assets of this corporation or any Subsidiary, in exchange for cash, securities or other property (or a combination thereof) having a Fair Market Value in excess of $10 million that shall be determined to be a Business Combination by two-thirds of the Continuing Directors as provided in clause (d) of paragraph 2 of this Article FIFTH, or

                  (iii) the issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of this corporation or any Subsidiary to (a) any Substantial Stockholder or (b) any other corporation (whether or not itself a Substantial Stockholder) that, after such issuance or transfer, would be an Affiliate of a Substantial Stockholder, in exchange for cash, securities or other property (or a combination thereof) having a Fair Market Value in excess of $10 million that shall be determined to be a Business Combination by two-thirds of the Continuing Directors as provided in clause (d) of paragraph 2 of this Article FIFTH, or

                   (iv)    the   adoption  of  any  plan  or  proposal  for  the
                           liquidation or dissolution of this corporation proposed by or on behalf of a Substantial Stockholder or an Affiliate of a Substantial Stockholder, or

                    (v) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of this corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Stockholder or an Affiliate of a Substantial Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary that is directly or indirectly owned by any Substantial Stockholder or by an Affiliate of a Substantial Stockholder.

         (e) "Continuing Director" shall mean a person who was a director on or prior to February 21, 1985, or who was elected to and became a member of the Board of Directors of this corporation by vote of the Public Holders prior to the date as of which a Person becoming a Substantial Stockholder acquired a 5% Interest, or a person designated as a Continuing Director by two-thirds of the then Continuing Directors.

         (f) "Fair Market Value" shall mean: (i) in the case of stock, the closing sale price on the day immediately preceding the date in question of a share of such stock (or, if no trade was made on such day, the closing sale price on the closest day prior thereto on which a trade with respect to such stock was made), which price was quoted on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the closing bid quotation with respect to a share of such stock on the day immediately preceding the date in question (or, if no closing bid quotation was available for such day, the closing bid quotation on the closest day prior thereto on which a closing bid quotation is available) on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by two-thirds of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by two-thirds of the Continuing Directors.

         (g) A "5% Interest" shall mean beneficial ownership, directly or indirectly, of not less than 5% of the then outstanding Common Stock.

         (h) "Other consideration to be received" shall mean anything other than cash, including, without limitation, shares of Common Stock retained by Public Holders in the event of a Business Combination in which this corporation is the surviving corporation.

         (i) "Person" shall mean any individual, firm, corporation or other entity.

         (j) "Public Holders" shall mean Persons other than the relevant Substantial Stockholder.

         (k) "Subsidiary" shall mean any corporation a majority of the voting shares of which are at the time owned by this corporation or by other subsidiaries of this corporation or by this corporation and other subsidiaries of this corporation.

         (l) A "Substantial Stockholder" shall mean any Person (other than this corporation or any Subsidiary of this corporation or any trustee holding shares of Common Stock of this corporation for the benefit of the employees of this corporation or any Subsidiary of this corporation, or any of them, pursuant to one or more employee benefit plans or arrangements) who or that, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or as of the time of the vote on such Business Combination, or immediately prior to the consummation of any such transaction, is the beneficial owner, directly or indirectly, of not less than 5% of the then outstanding Common Stock of this corporation.


                                  ARTICLE SIXTH
                               Board of Directors

         The business and affairs of this corporation shall be managed by a Board of Directors. The number of directors (exclusive of directors, if any, to be elected by the holders of shares of Preferred Stock, voting separately from the Common Stock as provided in any amendment creating any series of Preferred Stock) shall be not less than 7 nor more than 11, the exact number of directors to be determined from time to time by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

         The directors of this corporation shall be divided into three classes, designated Class I, Class II and Class III, respectively. Each class shall be as nearly equal in number as may be possible. At the 1985 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, the successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, and successors to directors of any other class, including directors elected in any such class by the Board of Directors to fill one or more vacancies or newly-created directorships, shall be elected for the remaining term of that class. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article SIXTH, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

         Any newly-created directorship resulting from an increase in the number of directors by resolution of the Board pursuant to this Article SIXTH may be filled by a majority of the directors then in office. Any vacancy on the Board of Directors occurring for any reason, other than an increase in the number of directors as aforesaid, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

         Directors of any class shall hold office until the annual meeting of the year in which the term of such class expires or, in the case of directors elected by the Board of Directors to fill vacancies or newly-created directorships, until the next annual meeting following their election, and until their respective successors shall be elected and shall qualify, subject to prior death, resignation, retirement, disqualification or removal from office.

         Notwithstanding the foregoing and except as otherwise provided by law, whenever the holders of shares of Preferred Stock shall have the right, voting separately from the Common Stock, to elect directors of this corporation, the number, election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms and provisions of any amendment creating any series of Preferred Stock; and such directors so elected shall not be divided into classes pursuant to this Article SIXTH. During the prescribed term of office of any such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article SIXTH.

                                 ARTICLE SEVENTH
                                Current Directors

         The current Board of Directors of this corporation consists of nine (9) persons whose names and business addresses are as follows:

         Name                                  Business Address

         Philip C. Ackerman                    National Fuel Gas Company
                                               10 Lafayette Square
                                               Buffalo, New York  14203

         Robert T. Brady                       MOOG Inc.
                                               Plant 24/Seneca at Jamison Road
                                               East Aurora, New York  14052

         James V. Glynn                        Maid of the Mist Corporation
                                               151 Buffalo Avenue
                                               Niagara Falls, New York  14303

         William J. Hill                       3515 Zimmerly Road
                                               Erie, Pennsylvania  16506

         Bernard J. Kennedy                    National Fuel Gas Company
                                               10 Lafayette Square
                                               Buffalo, New York  14203

         Bernard S. Lee, Ph.D.                 Institute of Gas Technology
                                               1700 South Mt. Prospect Road
                                               Des Plaines, Illinois  60018

         Eugene T. Mann                        272 Porterville Road
                                               Box 635
                                               East Aurora, New York  14052

         George L. Mazanec                     Duke Energy Corporation
                                               P.O. Box 1642
                                               Houston, Texas  77251

         George H. Schofield                   224 Ocean Avenue
                                               Marblehead, Massachusetts 01945

                                 ARTICLE EIGHTH
                        Required Vote On Certain Actions

         The following actions approved by the Board of Directors shall be adopted upon receiving the affirmative vote of a majority of votes cast by the holders of shares of the corporation entitled to vote thereon and, in addition, if any class or series of shares is entitled to vote thereon as a class, a majority of the votes cast in each such class vote:

                  (1) amendments to the Certificate of Incorporation, including restatements, where shareholder approval is required or requested;

                  (2)      a plan of merger or consolidation;

                  (3) a sale, lease, exchange or other disposition of all, or substantially all, the assets of the corporation otherwise than in the usual and regular course of business; and

                  (4)      dissolution.

         Notwithstanding any other provision hereof or the By-Laws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of this corporation), the approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of shares of Preferred Stock, the approval of a majority of the entire Board of Directors shall be required before any proposal to amend, alter, change, repeal or adopt any provision inconsistent with Article FIFTH, Article SIXTH or this paragraph of Article EIGHTH of this Certificate of Incorporation, may be submitted to a vote at a meeting of stockholders.


                                  ARTICLE NINTH
                        Director and Officer Exculpation

         No director or officer of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto.

         IN WITNESS WHEREOF, National Fuel Gas Company has caused this Restated Certificate of Incorporation to be duly executed as of the date first above written.

                            NATIONAL FUEL GAS COMPANY



                               By:  /s/ B. J. Kennedy
                                   ----------------------------
                               Name: B. J. Kennedy
                               Title:   Chairman of the Board
                                        President and
                                        Chief Executive Officer

                             CERTIFICATE OF ADOPTION
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            NATIONAL FUEL GAS COMPANY

                            Dated: September 21, 1998

         The undersigned corporation, National Fuel Gas Company, having adopted a restated certificate of incorporation pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act, hereby certifies that:

          1. Name. The name of the corporation is NATIONAL FUEL GAS COMPANY (the
             ----
"Corporation").

          2.  Date  of   Adoption.   The  date  the  restated   certificate   of
              -------------------
incorporation was adopted was September 17, 1998.

          3. Board  Adoption.  The restated  certificate  of  incorporation  was
             ---------------
approved and adopted by the Board of Directors of the Corporation. It restates and integrates, but does not substantively amend, the certificate of incorporation of the Corporation, as heretofore restated and amended.

         IN  WITNESS  WHREOF,  the  undersigned   corporation  has  caused  this
Certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

         NATIONAL FUEL GAS COMPANY


         By:  /s/ B. J. Kennedy
             -------------------------------------
                  B. J. Kennedy
                  Chairman of the Board, President
                  and Chief Executive Officer